EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61809, 333-64090, 333-52369, 333-52369-01, 333-52369-02) and Form S-8 (File Nos. 333-52468, 333-25945-99, 002-91384-99, 003-59739-99, 333-88912 and 333-101524) of Foster Wheeler Ltd. of our report dated March 10, 2004, except for Note 24 D as to which the date is April 9, 2004, relating to the consolidated financial statements of Foster Wheeler Ltd., which appears in this Form 10-K/A. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the consolidated financial statement schedule, which appears in this Form 10-K/A.

We also hereby consent to the incorporation by reference in the above registration statements of our reports dated March 10, 2004 relating to the financial statements of:

•	Foster Wheeler LLC;

•	Foster Wheeler International Holdings, Inc.;

•	Foster Wheeler International Corporation;

•	Foster Wheeler Europe Limited;

•	Financial Services S.a.r.l.;

•	FW Hungary Licensing Limited Liability Company; and

• FW Netherlands C.V.,

which also appear in this Form 10-K/A.

PricewaterhouseCoopers LLP Florham Park, New Jersey June 9, 2004